Exhibit (l)

[Letterhead of Eversheds Sutherland (US) LLP]

April 26, 2019

New Mountain Finance Corporation

787 Seventh Avenue, 48th Floor
New York, NY 10019

Re:                             New Mountain Finance Corporation
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to New Mountain Finance Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 (File No. 333-230326) which was (i) initially filed on March 14, 2019 and (ii) amended by a pre-effective amendment on April 26, 2019 (as further amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of up to $750,000,000 in aggregate offering amount of the following securities (the “Securities”):

i.                  shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) including Common Stock to be issuable upon exercise of the Rights and/or Warrants (as such terms are defined below) (the “Common Shares”);

ii.               shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”) including Preferred Stock to be issuable upon exercise of the Warrants (the “Preferred Shares”);

iii.            subscription rights to purchase Common Stock (“Rights”);

iv.           debt securities of the Company (“Debt Securities”); and

v.              warrants representing rights to purchase Common Stock or Preferred Stock (the “Warrants”).

The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement” ) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

The Debt Securities are to be issued in one or more series under (i) an indenture, dated as of August 20, 2018 (the “Base Indenture”) entered into by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”) and (ii) one or more supplemental indentures thereto (each, a “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Rights will be issued under rights agreements (each a “Rights Agreement”) to be entered into by and between the Company and the purchasers thereof or a rights agent to be identified in the applicable agreement. The Warrants will be issued under warrant agreements (each a “Warrant Agreement”) to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable agreement (the “Warrant Agent”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as we in our judgment have deemed to be necessary or appropriate to enable us to render the opinions hereinafter expressed including, without limitation, of the following:

(i)                                     The Amended and Restated Certificate of Incorporation of the Company and the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, each certified as of a recent date by the Delaware Secretary of State (collectively, the “Certificate of Incorporation”);

(ii)                                  The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)                               The Base Indenture;

(iv)                              A Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date (the “Certificate of Good Standing”); and

(v)                                 The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) the accuracy and completeness of all corporate records made available to us by the Company and (vi) that all certificates issued by public officials have been properly issued.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on certificates of officers of the Company.  We have also relied on certificates of public officials (which we have assumed remain accurate as of the date of this opinion).  We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Delaware General Corporation Law (the “DGCL”), and, as to the Debt Securities, Rights and Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of Delaware or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to (i)

any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement, (ii) enforceability, with respect to our opinions expressed in paragraphs 3, 4 and 5, to the extent it may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and (iii) federal and state securities laws or public policy which may limit rights to indemnification and contribution.  We also have assumed (i) that each Supplemental Indenture will be governed by the laws of the State of New York, (ii) that the Indenture will be a valid and legally binding obligation of the parties thereto (other than the Company), (iii) the Warrant Agreements will be governed by the laws of the State of New York and (iv) the Rights Agreements will be governed by the laws of the State of New York.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, and further assuming that (i) the Certificate of Designation classifying and designating the number of shares and the terms of any class or series of the Preferred Stock to be issued by the Company (the “Certificate of Designation”) have been duly authorized and determined or otherwise established by proper action of the Board of the Company or a duly authorized committee thereof in accordance with the Company’s Certificate of Incorporation and Bylaws and have been filed with and accepted for record by the Delaware Secretary of State prior to the issuance of any such Preferred Stock, and such Certificate of Designation complies with the applicable requirements with respect thereto under the DGCL and the Company’s Certificate of Incorporation and Bylaws, (ii) the Base Indenture has been, and each Supplemental Indenture will have been, duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Base Indenture, (iii) each Supplemental Indenture will constitute a valid and legally binding obligation of each of the Company and the Trustee, (iv) the Debt Securities will not include any provision that is unenforceable against the Company, (v) each Warrant Agreement and the Warrants, including any amendments or supplements thereto, will have been duly authorized, executed and delivered by each of the Company and the Warrant Agent in accordance with the terms of the Warrant Agreement, (vi) the Warrant Agreement will constitute a valid and legally binding obligation of each of the Company and the Warrant Agent, (vii) each Rights Agreement and the Rights, including any amendments or supplements thereto, will have been duly authorized, executed and delivered by each of the Company and the other parties thereto in accordance with the terms of the Rights Agreement, (viii) the Rights Agreement will constitute a valid and legally binding obligation of each of the Company and the other parties thereto (ix) the issuance, offer and sale of the Securities from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of the Securities to be issued, offered and sold, and certain terms thereof, will have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Company’s Certificate of Incorporation, if applicable, the Certificate of Designation, if applicable, the Indenture, if applicable, the Warrant Agreement, if applicable, the Rights Agreement, if applicable, and the Company’s Bylaws, if applicable, and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”), (x) the terms of the Debt Securities, Rights and the Warrants as established and the issuance thereof (a) will not violate any applicable law, (b) will not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (c) will comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (xi) each issuance of the Debt Securities will have been duly executed by the Company and duly authenticated by the Trustee in accordance with the Base Indenture, as modified by the applicable Supplemental Indenture, and delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof, (xi) the Debt Securities will not include any provision that is unenforceable against the Company, (xii) at the time of issuance of the Debt Securities, after giving effect to such issuance of the Debt Securities, the Company will be in compliance with Section 18(a)(1)(A) of the 1940 Act, giving effect to Section 61(a) thereof (xiii) the Warrants will have been duly executed by the Company and duly authenticated by the Warrant Agent in accordance with the Warrant Agreement, and delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof, (xiv) the Rights will have been duly executed by the Company in accordance with the Rights Agreement, and delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof (xv) any Common Shares, Preferred Shares or Warrants issued and sold pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Stock or Preferred Stock, will have been delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof, (xvi) upon the issuance of any Common Shares or Preferred Shares by the Company pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Stock or Preferred Stock, the total number of shares of Common Stock or Preferred Stock, as applicable, issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Certificate of Incorporation, and (xvii) the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Securities, we are of the opinion that:

1.        Upon completion of all Corporate Proceedings relating thereto, the issuance of the Common Shares by the Company will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Common Shares will be validly issued, fully paid and non-assessable.

2.        Upon completion of all Corporate Proceedings relating thereto, the issuance of the Preferred Shares will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Preferred Shares will be validly issued, fully paid and nonassessable.

3.        Upon completion of all Corporate Proceedings relating thereto, the issuance of the Rights will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Rights Agreement, the Prospectus, the applicable Prospectus Supplement, the Resolutions, and all Corporate Proceedings relating thereto, will constitute valid and legally binding obligations of the Company.

4.        Upon completion of all Corporate Proceedings relating thereto, the issuance of the Debt Securities will be duly authorized and, when issued and paid for in accordance with the Base Indenture, the applicable Supplemental Indenture, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, each issuance of the Debt Securities will constitute valid and legally binding obligations of the Company.

5.        Upon completion of all Corporate Proceedings relating thereto, the issuance of the Warrants will be duly authorized and, when issued and paid for in accordance with the Registration

Statement, the Warrant Agreement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Warrants will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference of our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Respectfully submitted,

/s/ EVERSHEDS SUTHERLAND (US) LLP